LILLY INDUSTRIES, INC.

                           CHANGE IN CONTROL AGREEMENT

                                 ALAIN DEBLANDRE

         This CHANGE IN CONTROL AGREEMENT, dated as of February 3, 2000, evidences an agreement by and between LILLY INDUSTRIES, INC., a Canadian corporation organized under the laws of the Province of Ontario, having its principal executive offices at 65 Duke Street, London, Ontario ("Lilly Canada"), a subsidiary of Lilly Industries, Inc., an Indiana corporation having its principal executive offices at 200 West 103rd Street, Indianapolis, Indiana 46290 (the "Company") and ALAIN DEBLANDRE, an individual residing at 1216 Gordon Street, Guelph, Ontario, Canada N1H 6H9 ("Executive").

                                   Background

         A. The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company and Lilly Canada will have the continued undivided time, attention, loyalty, and dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in subsection 3(c) hereof) of the Company.

         B. The Board believes it is imperative to diminish the inevitable distraction of Executive by virtue of the personal uncertainties and risks created by pending or threatened Change in Control and to encourage Executive's full undivided time, attention, loyalty, and dedication to the Company and Lilly Canada currently and in the event of any threatened or pending Change in Control.

         C. By this Agreement, the Board intends upon a Change in Control to assure Executive with compensation and benefits arrangements if his employment terminates as a result of a Change in Control which are competitive with those of other corporations similarly situated to the Company. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         D. In reliance on this Agreement, Executive is willing to continue his employment with Lilly Canada on the terms agreed to by Executive and Lilly Canada from time to time.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Undertaking. Subject to Section 4, Lilly Canada agrees to pay or provide to Executive the termination benefits specified in Section 2 hereof if:
(a) within three (3) years after, a Change in Control (as defined in subsection 3(c) hereof): either (i) the Company or Lilly Canada terminates the employment of Executive before age sixty-five (65) for any reason other than Good Cause (as defined in subsection 3(h) hereof), death, Disability (as defined in subsection 3(g) hereof), or (ii) Executive voluntarily terminates his employment for Good Reason (as defined in subsection 3(i) hereof), or (b) the employment of Executive is terminated before such a Change in Control, or an anticipated Change in Control, and Executive reasonably demonstrates that such termination

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occurred in  connection  with,  or in  anticipation  of such a Change in Control
(whether or not such Change in Control actually occurs).

         2. Termination Benefits. Subject to Section 4, if Executive is entitled to termination benefits pursuant to Section 1 hereof, Lilly Canada shall pay or provide the following:

                  (a) Severance Pay. Lilly Canada shall pay to Executive, in a cash lump sum, an amount equal to the sum of:

                           (1) two (2) times the sum of (i) plus (ii) below:

                                    (i)     Executive's  annual  base  salary at
                                            the rate in effect as of the date of
                                            termination  of  employment  (or, at
                                            Executive's election, at the rate in
                                            effect on any date during the period
                                            beginning  on the  first  day of the
                                            month   immediately   prior  to  the
                                            occurrence  of  events  constituting
                                            "Good   Reason"   or  a  Change   in
                                            Control), plus

                                    (ii)     an  amount  equal  to the  targeted
                                             variable  compensation of Executive
                                             for   the   year  in   which   such
                                             termination    occurs    (or,    if
                                             Executive  is advised of the amount
                                             of  such   targeted   amount  after
                                             events   specified   herein   which
                                             constitute  "Good  Reason,"  or the
                                             targeted amount  constitutes  "Good
                                             Reason," at  Executive's  election,
                                             the variable  compensation paid for
                                             any fiscal year for which Executive
                                             has  actually  received  a variable
                                             compensation  payment either in the
                                             twelve (12) months  before a Change
                                             in Control or any fiscal year after
                                             a Change in Control), plus ----

                           (2) two (2) times an amount equal to any contributions the Company or Lilly Canada would have otherwise made on Executive's behalf to the Company's Employee Stock Purchase Plan during the twelve (12) months following Executive's date of termination, had Executive's employment and/or the plan or amounts contributed thereto by the Company or Lilly Canada on Executive's behalf not been reduced or terminated (or, at Executive's election, two (2) times an amount equal to any contributions the Company or Lilly Canada made on Executive's behalf to such plan for any plan year ending either in the twelve (12) months before a Change in Control or any fiscal year after a Change in Control).

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         Lilly   Canada   shall   make   such  lump  sum   payments   within  an
         administratively reasonable period (but not to exceed sixty (60) days) after the Release Effective Date (as defined in Section 4(a) hereof). Such payments shall be in addition to any salary, vacation pay, variable compensation or benefits earned or accrued by Executive for services rendered prior to his termination.

                  (b) Health, Accident, and Life Insurance and Disability Benefits. The Executive shall be entitled to continue for two (2) years following the date of termination, at the Company's or Lilly Canada's cost, Executive's coverage under the Company's or Lilly Canada's group insurance, health and accident, life, and disability benefit plans in which Executive was entitled to participate immediately prior to the Change in Control provided that continued participation is possible under the general terms and provisions of such plans, programs, and arrangements; provided, however, such continuation coverage shall run concurrently with any continuation coverage otherwise available to Executive under the terms of such plans. In the event Executive's participation in any such plan, program, or arrangement is barred, or any such plan, program, or arrangement is discontinued or the benefits thereunder are materially reduced, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive would have otherwise been entitled to receive under such plans, programs, and arrangements prior thereto at the Company's cost.

                  (c) Acceleration of Stock Options. The Company shall accelerate and make immediately exercisable any and all unmatured stock options (whether or not such stock options are otherwise exercisable) which Executive then holds to acquire securities from the Company; provided, however, that Executive shall have ninety (90) days after such termination of employment to exercise any outstanding stock options and after such ninety (90) days any and all unexpired stock options shall lapse; and, provided, further, however, any tax benefit provisions with respect to any stock options shall apply to any and all unmatured stock options (whether or not such stock options are otherwise exercisable).

         3. Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

                  (a)      "Affiliated Employer" means:

                           (1) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Company is a member; or

                           (2) an unincorporated trade or business which is under common control (as defined in Code
                                    Section 414(c)) with the Company.

                  (b) "Board" means the board of directors of Lilly Industries, Inc, an Indiana corporation.


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                  (c) "Change in Control" shall be deemed to have occurred if:

                           (1) the Company shall become a party to an agreement of merger, consolidation, or other reorganization pursuant to which the Company will be a constituent corporation and the Company will not be the surviving or resulting corporation, or which will result in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the former shareholders of the Company;

                           (2) the Company shall become a party to an agreement providing for the sale or other disposition by the Company of all or substantially  all  of  the  assets  of  the
                                    Company  to  any  individual,   partnership,
                                    joint    venture,    association,     trust,
                                    corporation, or other entity which is not an Affiliated Employer; or

                           (3)      the acquisition by any  individual,  entity,
                                    or group  (within  the  meaning  of  Section
                                    13(d)(3)  or  14(d)(2)  of  the   Securities
                                    Exchange  Act of 1934,  as amended from time
                                    to time) of an aggregate of more than 20% of
                                    the  combined   voting  power  of  the  then
                                    outstanding Class A Stock of the Company.

                  (d) "Committee" means the Compensation Committee of the Board to which the Board has delegated authority to administer and interpret this Agreement.

                  (e) "Company" means Lilly Industries, Inc. and any successors to Lilly Industries, Inc., an Indiana corporation.

                  (f) "Confidential Information" means any information not in the public domain and not previously disclosed to the public by the Board or management of the Company or an Affiliated Employer with respect to the products, facilities, methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects, or opportunities of the Company or an Affiliated Employer, or any information which the Company or an Affiliated Employer has designated as Confidential Information.

                  (g) "Disability" means a disability as determined for purposes of any group disability insurance policy of Lilly Canada in effect for Executive which qualifies Executive for permanent disability insurance payments in accordance with such policy. The Committee may require subsequent proof of continued Disability, prior to the sixty-fifth
         (65th) birthday of Executive, at intervals of not less than six (6) months.

                  (h) "Good Cause" means: (1) conviction for a felony or conviction for any crime or offense lesser than a felony involving the property of the Company or an Affiliated Employer, whether such conviction occurs before or after termination of employment; (2)

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         engaging in conduct that has caused demonstrable and material injury to the Company or an Affiliated Employer, monetary or otherwise; (3) gross dereliction of duties or other gross misconduct and the failure to cure such situation within thirty (30) days after receipt of notice thereof from the Committee; or (4) the disclosure or use of Confidential Information to a party unrelated to the Company or an Affiliated Employer other than in the normal and ordinary performance of service for the Company or an Affiliated Employer. The determination as to whether Good Cause exists shall be made by the Committee in good faith. Notwithstanding anything herein to the contrary, no act or failure to act of Executive shall be considered to be "Good Cause" under this Agreement unless it shall be done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or an Affiliated Employer.

                  (i) "Good Reason" means, without Executive's written consent:

                           (1) a substantial change in Executive's status, position or responsibilities which does not represent a promotion from Executive's status, position or responsibilities as in effect immediately prior to the Change in Control; the assignment to Executive of any material duties or responsibilities which are clearly inconsistent with Executive's status, position or responsibilities; or any removal of Executive from, or failure to reappoint or reelect Executive to, any of such positions, except in connection with the termination of Executive's employment for Disability, death, Good Cause, or by Executive other than for Good Reason;

                           (2) a reduction by Lilly Canada in Executive's annual base salary as in effect on the date hereof, or as the same may be increased from time to time during the term of this Agreement, or Lilly Canada's failure to increase (within twelve (12) months of Executive's last increase in annual base salary) Executive's annual base salary after a Change in Control in an amount which at least equals, on a percentage basis, eighty percent (80%) of the average percentage increase in annual base salary for all corporate officers of the Company or Lilly Canada effected in the preceding twelve (12) months;

                           (3) a change by Lilly Canada in the methodology of computing Executive's bonus under the Variable Compensation Plan or the termination of such plan or its replacement with a plan using a methodology less favorable to Executive than that used for any fiscal year for which Executive has actually received a variable compensation payment either in the last fiscal year before a Change in Control or any fiscal year after a Change in Control;

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                           (4)      if Executive  performed his principal duties
                                    at  the  Company's   executive   offices  in
                                    Indianapolis, Indiana immediately before the
                                    Change in  Control,  the  relocation  of the
                                    Company's  principal  executive offices to a
                                    location   outside   of  the   Indianapolis,
                                    Indiana metropolitan area (which consists of
                                    all counties  which are contiguous to Marion
                                    County,  Indiana), or if Executive performed
                                    his  principal  duties at a  location  other
                                    than  the  Company's  executive  offices  in
                                    Indianapolis, Indiana immediately before the
                                    Change in Control,  the Company's  requiring
                                    Executive to be based at any place more than
                                    forty (40) miles  distance from the location
                                    which  Executive   performed  his  principal
                                    duties prior to a Change in Control,  except
                                    for   required   travel  on  the   Company's
                                    business   to   an   extent    substantially
                                    consistent with Executive's business travel obligations at the time of a Change in Control;

                           (5) the failure by Lilly Canada to continue to provide Executive with benefits (including any variable compensation program) substantially similar to, or of substantially the same aggregate value to Executive, as those enjoyed by all other corporate officers of the Company or any Affiliated Employer from time to time either before or after a Change in Control;

                           (6) the failure of the Company or Lilly Canada to obtain an agreement satisfactory to Executive (which satisfaction may not be unreasonably withheld) from any successor or assign of the Company to assume and agree to perform this Agreement;

                           (7) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subsection (k) hereof; or

                           (8) any request by Lilly Canada that Executive participate in an unlawful act or take any action constituting a breach of Executive's professional standard of conduct.

         Notwithstanding anything in this subsection to the contrary, Executive's right to terminate his employment for Good Reason pursuant to this subsection shall not be affected by Executive's incapacity due to physical or mental illness.

                  (j) "Lilly Canada" means Lilly Industries, Inc., a Canadian corporation organized under the laws of the Province of Ontario.

                  (k) "Notice of Termination" means a notice which shall indicate the date on which Executive's employment shall terminate and the specific termination provision in this

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         Agreement  relied  upon and shall set forth in  reasonable  detail  the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         4. Conditions to Payments and Benefits.

                  (a) Release of Claims. As a condition of Executive receiving from Lilly Canada or the Company the payments and benefits provided for in this Agreement, which payments and benefits Executive is not otherwise entitled to receive, Executive understands and agrees that he will be required to execute a release of all claims against the Company or Lilly Canada (arising out of matters occurring on or prior to such termination) in the form attached hereto as Exhibit 1 (the "Release"). Executive acknowledges that he has been advised in writing to consult with an attorney prior to executing the Release, and Executive agrees that he will consult with his attorney prior to executing the Release. The Executive and the Company and Lilly Canada agree that Executive has a period of twenty-one (21) days within which to consider this Release, and has a period of seven (7) days following the execution of the Release within which to revoke the Release. The parties also acknowledge and agree that the Release shall not be effective or enforceable until the seven (7) day revocation period expires. The date on which this seven (7) day period expires shall be the effective date of the Release (the "Release Effective Date").

                  THE EXECUTIVE AGREES THAT EXECUTION AND DELIVERY TO THE COMPANY AND LILLY CANADA OF THE RELEASE REQUESTED BY THE COMPANY AND/OR LILLY CANADA, AND THE PASSAGE OF ALL NECESSARY WAITING PERIODS IN CONNECTION THEREWITH, SHALL BE A CONDITION TO THE RECEIPT OF ANY PAYMENT OR BENEFITS TO BE PROVIDED BY THE COMPANY AND LILLY CANADA UNDER THIS AGREEMENT. IF THE EXECUTIVE ELECTS NOT TO EXECUTE AND DELIVER TO THE COMPANY AND LILLY CANADA THE RELEASE REQUESTED BY THE COMPANY AND/OR LILLY CANADA, THE EXECUTIVE SHALL NOT BE ENTITLED TO ANY PAYMENTS OR BENEFITS UNDER THIS AGREEMENT AND ALL SUCH PAYMENTS AND BENEFITS SHALL BE FORFEITED.

         5. Additional Provisions.

                  (a) Enforcement of Agreement. The Company and Lilly Canada are aware that upon the occurrence of a Change in Control, the Board or a shareholder of the Company and Lilly Canada may then cause or attempt to cause the Company or Lilly Canada to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company or Lilly Canada to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company and Lilly Canada that Executive not be required to incur the expenses associated with the enforcement of

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         Executive's  rights under this  Agreement by  litigation or other legal action, nor that Executive be bound to negotiate any settlement of Executive's rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if following a Change in Control it should appear to Executive that the Company or Lilly Canada has failed to comply with any of its obligations under this Agreement or in the event that the Company or Lilly Canada or any other person (including the Internal Revenue
         Service)   takes  any  action  to  declare  this   Agreement   void  or
         unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Executive the benefits entitled to be provided to Executive hereunder, and Executive has complied with all of his obligations under this Agreement, the Company and Lilly Canada irrevocably authorizes Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as provided in this subsection, to represent Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or Lilly Canada or any director, officer, shareholder, or other person affiliated with the Company or Lilly Canada, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company and Lilly Canada irrevocably consents to Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and Lilly Canada and Executive agree that a confidential relationship shall exist between Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by Executive as herein above provided shall be paid or reimbursed to Executive by the Company or Lilly Canada on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Any legal expenses incurred by the Company or Lilly Canada by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company and Lilly Canada, and the Company and Lilly Canada shall not take any action to seek reimbursement from Executive for such expenses.

                  (b) Severance Pay; No Duty to Mitigate. The amounts payable to Executive under this Agreement shall not be treated as damages but as severance compensation to which Executive is entitled by reason of termination of Executive's employment in the circumstances contemplated by this Agreement, and is inclusive of Executive's entitlement to termination pay and severance pay under the Employment Standards Act, R.S.O. 1990, E.14, as amended. The Company and Lilly Canada shall not be entitled to set off against the amounts payable to Executive any amounts earned by Executive in other employment after termination of Executive's employment with Lilly Canada, or any amounts which might have been earned by Executive in other employment, had Executive sought such other employment, or any set-off, counterclaim, recoupment, defense, or any other claim, right, or action which the Company or Lilly Canada may have against Executive or others.

                  (c) Notice of Termination. Any purported termination of employment by Lilly Canada or by Executive shall be communicated by written Notice of Termination to the other

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         party  hereto in  accordance  with  subsection  3(k)  hereof  and shall provide at least ten (10) business days notice prior to the date of termination. Solely for purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

                  (d) Assignment. This Agreement is personal to Executive and without the prior written consent of the Company and Lilly Canada shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and Lilly Canada and their successors and assigns. The Company and Lilly Canada shall assign this Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of the Company by merger, consolidation, sale of assets, or otherwise and shall obtain the assumption of this Agreement by such successor.

                  (e) Termination. The Board shall have the right to terminate this Agreement, for any reason, upon twelve (12) months' written notice to Executive prior to a Change in Control.

                  (f) Amendment. The Board shall have the right to amend this Agreement, for any reason, upon twelve (12) months' written notice to Executive prior to a Change in Control.

                  (g) Governing Law. This Agreement shall be governed by and subject to the laws of the State of Indiana, U.S.A.

                  (h) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

                  (i) Captions. The captions in this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part hereof.

                  (j) Source of Payment. For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company will be deemed to be employment and compensation paid by the Company.

                  (k) Notices. Except as specifically set forth in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, addressed as set forth above, or to such other address as shall be furnished in writing by any party to the other.

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                  (l)  Waivers.  The  Executive's  or  the  Company's  or  Lilly
         Canada's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the
         Company  or  Lilly  Canada  may  have  hereunder,   including,  without
         limitation, the right of Executive to terminate Executive's employment for Good Reason, shall not be deemed to be a waiver of such provision or right, or of any other provision or right of this Agreement.

                  (m) Non-exclusivity of Right. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Employers and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any Affiliated Employer. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any Affiliated Employer at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement; provided, however, this Agreement shall be the sole source of any and all severance benefits that Executive is entitled to receive, and Executive will not be entitled to participate in, or receive benefits from, any other severance plan or severance policy or program of the Company, and Executive shall not be entitled to any severance benefits other than as identified in this Agreement and Executive hereby waives any and all rights to any such other severance benefits.

                  (n) Integration and Counterparts. This Agreement supercedes all prior agreements between the parties with respect to the matters covered herein. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be the original.

                  6. Guarantee. The Company guarantees the obligations and performance of Lilly Canada under this Agreement.

         IN WITNESS WHEREOF, Executive has executed and, pursuant to the authorization from its Board, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.

"EXECUTIVE"

-----------------------------------------------------

Alain DeBlandre

"LILLY INDUSTRIES, INC., a Canadian
Corporation"


-----------------------------------------------------

President

"LILLY INDUSTRIES, INC., an Indiana
Corporation"


-----------------------------------------------------

Chairman of the Board

-----------------------------------------------------

Chairman of the Compensation Committee
574258.3-2/21/00 574258.3-2/21/00

                              RELEASE OF ALL CLAIMS

         In consideration of receiving from LILLY INDUSTRIES, INC., a Canadian corporation organized under the laws of the Province of Ontario, having its principal executive offices at 65 Duke Street, London, Ontario ("Lilly Canada"), a subsidiary of Lilly Industries, Inc., an Indiana corporation having its principal executive offices at 200 West 103rd Street, Indianapolis, Indiana 46290 (the "Company"), the payments and benefits provided for in the Change in Control Agreement, dated as of February 3, 2000, (the "Change in Control Agreement") between the Company and the undersigned ("Executive"), which payments and benefits Executive was not otherwise entitled to receive, Executive unconditionally releases and discharges the Company from any and all claims, causes of action, demands, lawsuits or other charges whatsoever, known or unknown, directly or indirectly related to Executive's employment with the Company, except for a breach of the Company's obligations under the Change in Control Agreement. The claims or actions released herein include, but are not limited to, those based on allegations of wrongful discharge, breach of contract, promissory estoppel, defamation, infliction of emotional distress, and those alleging discrimination on the basis of race, color, sex, religion, national origin, age, disability, or any other basis, including, but not limited to, any claim or action under Title VII of the Civil Rights Act of 1964, the Employment Standards Act, R.S.O. 1990, E.14, as amended, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act or the Worker Adjustment and Retraining Notification Act, those alleging discrimination on the basis of race, color, sex, religion, national origin, age, disability, or handicap or any other prohibited ground of discrimination under the Human Rights Code, R.S.O. 1990, H.19, as amended, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act of 1963, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, or any other federal, state, or local law, rule, ordinance, or regulation as presently enacted or adopted and as each may hereafter be amended; PROVIDED, HOWEVER, THAT EXECUTIVE DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS RELEASE, OR THAT ARISE EITHER BEFORE OR AFTER THE DATE OF THIS RELEASE, OUT OF CLAIMS FOR BENEFITS UNDER ANY EMPLOYEE PENSION, WELFARE, OR BENEFIT PLAN OR PROGRAM OF THE COMPANY OR AS A RESULT OF THE COMPANY'S BREACH OF THE CHANGE IN CONTROL AGREEMENT.

         With respect to any claim that Executive might have under the Age Discrimination in Employment Act of 1967, as amended:

         (i) The  Executive's  waiver of said  rights  or  claims  under the Age
Discrimination in Employment Act of 1967 is in exchange for the consideration reflected in this Release;

         (ii) The Executive acknowledges that he has been advised in writing to consult with an attorney prior to executing this Release and that he has consulted with his attorney prior to executing this Release;

                                    Exhibit 1

         (iii) The Executive acknowledges that he has been given a period of at least twenty-one (21) days within which to consider this Release; and

         (iv) The Executive and the Company agree that Executive has a period of seven (7) days following the execution of this Release within which to revoke the Release.

The parties also acknowledge and agree that this Release shall not be effective or enforceable until the seven (7) day revocation period expires. The date on which this seven (7) day period expires shall be the effective date of this Release.

         The Executive further agrees, in consideration of receiving the payments and benefits provided for in the Change in Control Agreement, not to initiate or instigate any claims, causes of action or demands against the Company in any way directly or indirectly related to Executive's employment with the Company or the termination of his employment except for a breach of the Company's obligations under the Change in Control Agreement, and Executive agrees to reimburse, defend, and hold harmless the Company against any such claims, causes of action or demands.

         The Executive agrees that he will not seek, nor be entitled to, employment with the Company, and hereby waives any future right to consideration for employment by the Company. The Executive further agrees that if he seeks employment with the Company in violation of this Agreement and is hired, the Company shall have the right to immediately and unconditionally terminate his employment without any reason and without recourse by Executive.

         The Executive understands that as used in this Release, the "Company" includes its past, present and future officers, directors, trustees, shareholders, parent corporations, employees, agents, subsidiaries, affiliates, distributors, successors, and assigns, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the Company, and any other persons related to the Company.

Alain DeBlandre

Date

WITNESS: